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                                                                   EXHIBIT 10.41

                        PENTECH FINANCIAL SERVICES, INC.

                        MASTER EQUIPMENT LEASE COMMITMENT

     Subject to the conditions set forth in this Master Equipment Lease Commitment ("Commitment"), the following leasing transaction is agreed to by and between PENTECH FINANCIAL SERVICES, INC., a California corporation ("Lessor") and Conductus, Inc., a DELAWARE corporation ("Lessee"), in connection with the terms and conditions of Master Equipment Lease No. 301001 (the "Lease") with an effective date of SEPTEMBER 1, 2000.

     1. EQUIPMENT (all Equipment is to be acceptable to Lessor): test equipment, manufacturing equipment, personal computers, and other related equipment to be approved by Lessor. A percentage equal to 10% of the line amount, but not more than 15% of any individual schedule may be used for "soft cost" exclusions listed below.

         EXCLUSIONS: custom use equipment, software, installation and delivery costs, purchase tax, tooling equipment, tenant improvements and items generally considered fungible or expendable.

     2.  COMMITMENT AMOUNT. $2,000,000.00.

     3. LEASE SUPPLEMENTS. This is a Master Equipment Lease transaction whereby Supplements may be funded as Equipment is delivered. Supplements scheduling Equipment to be subject to the Lease will each be for the term and on the conditions set out herein. No individual Supplement shall be for less than $100,000.00. Lessee acknowledges that Lessee will, upon demand by Lessor, pay directly to the appropriate party the amount of any invoice which may be furnished to Lessor subsequent to inclusion of the applicable item of Equipment on a Supplement.

     4. TERM. Each Supplement under the Lease will be for an initial term of 36 months commencing on the first day of the calendar month following delivery and acceptance of the Equipment on the Supplement.

     5. MONTHLY RENT PAYMENT. 3.17% of cost (the "Monthly Lease Rate Factor") original Equipment payable monthly in advance reflecting an annual interest rate of 9.31% of the monthly rents. First and last months' payments are due at closing of each schedule. Payment is subject to rate adjustments pursuant to paragraph 9, below.

     6. COMMENCEMENT DATE. Monthly rent for each Supplement will commence on the first day of the calendar month following delivery and acceptance of the Equipment on the Supplement.

     7. INTERIM RENT. Interim rent will be charged for the period commencing on delivery and acceptance of the Equipment on any particular Supplement and ending the last day in that month, and will be the daily equivalent of the Monthly Rent Payment, computed on a thirty (30) day month.

     8. COMMITMENT EXPIRATION DATE. JUNE 30, 2001. The Commitment Expiration Date may be extended, in Lessor's sole discretion, upon review by Lessor of the Lessee's then current financial condition. Lessee agrees to provide Lessor such financial and other information as Lessor may reasonably request to evaluate Lessee's financial condition for purposes of granting such extension.

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     Lessee acknowledges that Lessor will have no further obligations hereunder as to any item of Equipment not included on any Supplement under the Lease after the Commitment Expiration Date.

     9. RATE ADJUSTMENT. The Monthly Lease Rate Factor will be indexed to the thirty (30) day London Inter Bank Offer Rate ("LIBOR") ("the "Index Instrument") which on the date of the proposal was 5.9125% (WALL STREET JOURNAL dated February 29, 2000). The Monthly Lease Rate Factor shall be adjusted to provide for any increase or decrease, with a floor of 5.9125%. At the Commencement Date of each Supplement, the Monthly Lease Rate Factor shall be fixed for the initial term of such Supplement.

     10. UCC SEARCH/RELEASES: The Lessor may search all public records and filings of Lessee to locate and identify any conflicting liens against the Equipment. UCC releases from any intervening parties holding a security interest in said Equipment shall be required prior to funding any Supplement.

     11. TYPE OF LEASE: This is a net lease transaction whereby maintenance, insurance, property taxes, and all items of a similar nature are solely for the account of the Lessee.

     12. EXPENSES: All expenses associated with the lease transaction contemplated hereby including, but not limited to, UCC filing fees, title and lien searches, documentation costs, legal expenses, and equipment verification costs are solely for the account of the Lessee. Lessee will pay as directed by Lessor, or will reimburse Lessor on demand, for all such costs and other charges incurred by Lessor in connection with the Lease and Supplements, in an amount not to exceed $5,000.00.

     13. LEASE DEPOSIT: Lessee shall provide Lessor a Lease Deposit in the amount of $20,000.00, receipt of which is hereby acknowledged. This deposit shall be applied to Lessee's first monthly rent payment on a prorated basis for each Supplement funded under the Lease. The balance of any unapplied Lease Deposit as of the Commitment Expiration Date shall be deemed to have been earned by Lessor as of that date.

     14. ANNUAL FINANCIAL STATEMENTS: Lessee agrees to provide Lessor with Lessee's annually audited financial statements within 120 days of the close of Lessee's fiscal year end.

     15. ADVANCE PAYMENTS: The first and last month's rent under any Supplement will be payable prior to the Commencement Date of the Supplement.

     16. RESIDUAL OPTIONS: So long as no default shall have occurred and be continuing, lessee shall have the following options:
     a) Purchase all but not less than all, of the equipment at its then Fair Market Value (FMV), 15% of its original costs, as set forth in each supplement; or
     b) Renew the lease for a 12-month period at its Fair Market Rental Value
(FMRV) 60% of the original rental amount after which Lessor agrees to sell the equipment to Lessee for $1.00; or
     c) Return all, but not less than all, of the equipment covered under the lease subject to a remarketing charge equal to 11% of its original purchase price.

     17. ADVERTISING: During the term of any schedule or supplement under this Master Lease line, Lessor may publish, for the purpose of its own advertising and promotion only, via print and/or electronic media, the name and the logo of Lessee, together with the total amount of the Master Lease Line.

     18. WARRANTS: Lessee shall issue to Lessor a Warrant to purchase 10,000 shares of Conductus, Inc. Common Stock at the market price on September 20, 2000, the date of approval. The

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Warrant shall have an exercise term of 7 years from the date of issue and shall contain standard anti-dilution provisions. The Warrant may be exchanged without the payment of any additional consideration for stock based upon the value of the common or preferred stock at the exchange, i.e., net issuance.

     19. DOCUMENTATION. Prior to Lessor issuing a purchase order for any item of Equipment, Lessee will comply with, procure and/or execute, have executed, acknowledge, have acknowledged, deliver to Lessor, record and file any documents, or produce such evidence, facts or figures as set forth in Exhibit A accompanying this Commitment, and will do likewise as to any further documents, evidence, facts or figures that Lessor and its counsel may now or hereafter deem necessary or advisable to protect Lessor's rights under the Lease and Supplements and its interest in the Equipment. Lessee will pay as directed by Lessor, or will reimburse Lessor on demand, for all costs, including legal, appraisal, due diligence, title and lien searches, UCC recording, documentation and other charges incurred by Lessor in connection with the Lease and Supplements. The form, substance and sufficiency of all documents employed in documenting the Lease and Supplements contemplated hereby must be acceptable to Lessor and its counsel.

     20. TERMINATION. Lessor, in its sole discretion, retains the right to delay or to cancel lease funding commitments if adverse change in Lessee's financial condition occurs which has, in Lessor's sole discretion, impacted or which may impact Lessee's credit capability. Lessor may, at its option, terminate its obligation to Lessee hereunder (a) at or subsequent to the Commitment Expiration Date; (b) upon the advent of a material adverse change, in Lessor's sole discretion, in Lessee's financial condition or Lessee's probable ability to perform its obligations under the Lease and Supplements; (c) if the Lease, any Supplement, or any other agreement under which Lessee has the obligation to Lessor is in default or an event which would constitute a default under the Lease, any Supplement or any other agreement has occurred and is continuing; or
(d) with respect to any item if the shipping costs, installation charges and design costs applicable thereto exceed more than fifteen percent (15%) of its total cost to Lessor. Termination shall occur upon Lessor's giving ten (10) days written notice of termination to Lessee.

In the event Lessor elects to terminate its obligation to Lessee with respect to future funding commitments, Lessee will purchase all of Lessor's right, title and interest in the Equipment subject to such funding commitments for the amount Lessor has paid or has become obligated to pay on account thereof, plus interest on amounts actually paid at the rate of eighteen percent (18%) per annum, or such greater or lesser contract rate as may be applicable to Lessor, from the date paid to the date of Lessee's repurchase.

     ACCEPTED AND AGREED to effective SEPTEMBER 1, 2000.

LESSOR:                                    LESSEE:

PENTECH FINANCIAL SERVICES, INC.           CONDUCTUS, INC., a Delaware
a California corporation                   corporation

By:    /s/ Benjamin E. Millerbis           By:    /s/ Ron Wilderink
       -------------------------                  -----------------
       Benjamin E. Millerbis               Name
Its:   President                           Its:



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